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                                                                Exhibit 23(d)(2)


                              THE COMMERCE FUNDS

                            SUB-ADVISORY AGREEMENT

                           INTERNATIONAL EQUITY FUND


          AGREEMENT, dated as of November 20, 2000 among Commerce Bank, N.A. (the "Advisor"), and T. Rowe Price International, Inc., a corporation with its principal office and, place of business at 100 East Pratt Street, Baltimore, Maryland ("Sub-Advisor");

          WHEREAS, THE COMMERCE FUNDS (the "Trust") is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, the Advisor has been appointed as investment advisor to the Trust's International Equity Fund (the "Fund"); and

          WHEREAS, the Advisor wishes to retain the Sub-Advisor to assist them in the provision of a continuous investment program for the Fund and the Sub-Advisor is willing to render such assistance;

          WHEREAS, the Board of Trustees of the Fund and the Fund's shareholders have approved this Agreement, and the Sub-Advisor is willing to furnish such services upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     Appointment.  The Advisor hereby appoints Sub-Advisor to act as sub-advisor
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for the Fund as permitted by the Advisor's Advisory Agreement with the Trust.
The Sub-Advisor accepts such appointment and agrees to render the services required hereby for the compensation provided in this Agreement.

     Sub-Advisory Services.  Subject to the supervision of the Trust's Board of
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Trustees and the Advisor, the Sub-Advisor will provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents in the Fund. The Sub-Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund, subject to the Advisor's approval of the overall investment objection of each Fund, and will arrange for the purchase and sale of securities and other investments of the Fund. The Sub-Advisor will provide the services under this Agreement, in accordance with the Fund's investment objective, policies and
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restrictions as stated in the Prospectus, Statement of Additional Information
and supplements and resolutions adopted from time to time by the Trust's Board of Trustees. The Sub-Advisor further agrees that it:

          (a) will perform its obligations hereunder in conformity with all applicable Rules and Regulations of the SEC, and will in addition conduct its activities under this Agreement in accordance with other applicable law;

          (b) will telecopy or send electronically trade information to the Advisor or its agent on the first business day following the day of the trade and cause broker confirmations to be sent directly to the Advisor;

          (c) will place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Sub-Advisor. In executing portfolio transactions and in selecting brokers or dealers, the Sub-Advisor will use its reasonable effort to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Advisor shall consider all factors it deems relevant, including, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluation the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts to which the Sub-Advisor or any affiliate thereof exercise investment discretion. The Sub-Advisor is authorized, subject to the prior approval of the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer-- viewed in terms of that particular transaction or in terms of the overall responsibility of the Sub-Advisor to the Fund and to the Trust. In no instance will portfolio securities be purchased from or sold to the Sub-Advisor or the principal underwriter for the Trust or an affiliated person of either acting as principal or as broker, except as permitted by law. In executing portfolio transactions for the Fund, the Sub-Advisor, to the extent permitted by applicable laws and regulations, may but shall not be obligated to aggregate the securities to be sold or purchased with those of their other clients where such aggregation is not inconsistent with the policies set forth in the Fund's Prospectus. In such event, the Sub-Advisor will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Fund and such other clients;

          (d) will not make loans to any person to purchase or carry Fund shares or make interest bearing loans to the Fund, except as provided in the Fund's Prospectus and Statement of Additional Information;

          (e) will maintain all books and records with respect to the securities transactions of the Fund entered into pursuant to this Agreement; keep books of account with

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respect to the Fund as required in connection with its services under the 1940
Act; and furnish the Trust's Board of Trustees with such periodic and special reports as the Board may reasonably request; and

               (f) will treat confidentiality and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders of the Fund, except for such information that is in the public domain, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder except where the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

          Without limiting the generality of the foregoing, the Sub-Advisor further agrees that it will:

               (g) manage in periodic consultation with the Advisor the Fund's temporary investments in securities;

               (h) place orders for the Fund either directly with the issuer or with any broker or dealer;

               (i) manage the Fund's overall cash position, and determine from time to time what portion of the Fund's assets will be held in different currencies;

               (j) as requested on a reasonable basis, provide the Advisor with foreign broker research;

               (k) provide the advisor with a quarterly review of international economic and investment developments, and occasional "White Papers" on international investment issues; and

               (l) attend regular business and investment related meetings with the Trust's Board of Trustees and the Advisor if requested to do so by the Trust or Advisor.

     Services Not Exclusive.  (a)  Sub-Advisor agrees not to solicit any bank
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prospect for the purposes of providing the services provided hereunder with respect to an investment program similar to the International Equity Fund in Kansas, Missouri and the region of Southern Illinois. Provided however, that nothing in this paragraph shall preclude the Sub-Advisor from servicing bank clients in the above-mentioned area or any bank prospect that relocates its headquarters in Kansas, Missouri or Southern Illinois.

               (b) Subject to subsection (a) above, the services furnished by the Sub-Advisor hereunder are deemed not to be exclusive and nothing in this Agreement shall (i) prevent the Sub-Advisor or any affiliated person (as defined in the 1940 Act) of the Sub-Advisor from acting as investment advisor or manager for any other person or persons, including without limitation other management investment companies with investment objectives and policies the same as or similar to those of the Fund or (ii) limit or restrict the Sub-Advisor or any such

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affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Fund is eligible to buy) for its own accounts or for the accounts of others for whom it may be acting.

               (c) Nothing contained in this agreement (including, without limitation, the Sub-Advisor's confidentiality obligation under Section 2(f)), however, shall prohibit the Sub-Advisor from advertising or soliciting the public generally with respect to other products or services, regardless of whether such advertisement or solicitation may include prior, present or potential shareholders of the Trust.

     Books and Records.  In compliance with the requirements of Rule 31a-3 under
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the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Trust and the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1.

     Expenses.  During the term of this Agreement, the Sub-Advisor will pay all
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expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

     Compensation.  For the services provided and the expenses assumed
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pursuant to this Agreement, the Advisor will pay the Sub-Advisor monthly and the
Sub-Advisor will accept as full compensation therefor: a fee at the following annual rates based on the average daily net assets of the Fund:

                    First $20 million         .75%
                    Next $30 million          .60%
                    In excess of $50 million  .50%

provided that, when average daily net assets exceed $200 million, the fee shall
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be reset to .50% of all Fund assets with a transitional credit provided on assets between $184 million and $200 million according to the formula set forth in Schedule A; and provided further that, when average daily net assets exceed
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$500 million, the fee shall be reset to .45% of all Fund assets.

          With each monthly fee payment, Adviser or its agent shall provide Sub-Advisor with a worksheet showing the average daily net assets of the Fund for the monthly period and the calculation of the Sub-Advisory fee.

          If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of the month or from the beginning of the month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

     Limitation of Liability of the Sub-Advisor.  The Sub-Advisor or any of its
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officers, directors or employees shall not be liable for any error of judgment or mistake of law or for any loss

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suffered by the Trust or any Fund in connection with the matters to which this
Agreement relates, except a loss resulting from bad faith, willful misconduct or gross negligence in the performance of these duties or for losses resulting from a breach of its fiduciary duty with respect to the receipt of compensation for services.

     Duration and Termination.  The term of this Agreement shall begin on the
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date first above written and, unless sooner terminated as hereinafter provided, shall continue until November 30, 2001 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940
Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable at any time without penalty, on 60 days notice, by the Advisor, Sub-Advisor or by the Trust's Board of Trustees or by a vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act). Termination of this Agreement shall not affect the right of the Sub-Advisor to receive payments on any unpaid balance of the compensation earned prior to such termination.

     Amendment of this Agreement.  No provision of this Agreement may be waived,
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changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the waiver, change, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the vote of a majority of the outstanding voting securities of the Fund.

          Notice. Any notice, advice or report to be given pursuant to this
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Agreement shall be delivered or mailed:

          To the Sub-Advisor at:
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          George Murnaghan
          T. Rowe-Price International, Inc.
          100 E. Pratt Street
          Baltimore, Maryland  21202

          With copy to:
          Darrell N. Braman, Esq.
          T. Rowe Price International, Inc.
          100 E. Pratt Street
          Baltimore, Maryland  21202

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          To the Advisor at:
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          J. Daniel Stinnett, Esquire
          Commerce Bank, N.A.
          P.O. Box 419248
          1000 Walnut Street
          Kansas City, Missouri  64199-3686

          To the Trust at:
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          W. Bruce McConnel, III, Esq.
          Drinker Biddle & Reath LLP
          One Logan Square
          18/th/ and Cherry Streets
          Philadelphia, PA 19103-6996

     Miscellaneous. The captions in this Agreement are included for convenience
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of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law. However, any litigation brought by either party to this Agreement shall be adjudicated in the appropriate court of jurisdiction within the State of Missouri.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                        COMMERCE BANK, N.A.

Attest:

/s/ William R. Schuetter                By: /s/ Larry E. Franklin
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William R. Schuetter                        Larry E. Franklin


                                        T. ROWE-PRICE INTERNATIONAL INC.
Attest:

/s/ Barbara A. VanHorn                   By: /s/ Nancy M. Morris
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